SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane
Austin, Texas 78752
(Address of principal executive offices) (Zip Code)

(512) 837-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07 Submission of Matters to a Vote of Security Holders	1
Item 9.01 Financial Statements and Exhibits	1
Signature	3
Exhibit Index	4
Ex - 3.2 Second Amended and Restated Citizens, Inc. Bylaws dated June 7, 2016
Ex - 99.1 News Release issued by Citizens, Inc. on June 8, 2016
Ex – 99.2 2016 Annual Meeting Final Certified Vote Tabulation

SECTION 5 – CORPORATE GOVERNANCE AND MANAGMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2016, Citizens, Inc. (“Citizens”) issued a news release announcing that the Board of Directors (the “Board”) has appointed independent Board member Dr. Robert Sloan, age 67, as non-executive Chairman. Dr. Sloan succeeds Rick Riley as Chairman of the Board. Mr. Riley has been Chairman of the Board since June 2015 and will continue to serve as a Citizens Board member.

Dr. Sloan joined Citizens’ Board in 2006 and has served on the Executive Committee since his arrival. In his accomplished career, Dr. Sloan has served as CEO of two major academic institutions and has valuable insight into organizational structure, executive decision-making, financial operations and leadership. His executive management skills and extensive experience with organization strategy and governance provide invaluable insight and guidance to our Board’s oversight function.

Citizens also announced that Kay Osbourn, Citizens’ current President and former CFO, has been unanimously appointed by the Board as interim CEO, effective immediately. As part of its corporate strategy, the Board intends to begin a search process for the CEO as well as other critical C-level positions, with the assistance of an executive search firm. Ms. Osbourn joined Citizens as Vice President, Internal Audit in 2008, served as Citizens’ Treasurer and Chief Financial Officer beginning in 2009 and has served as Citizens’ President and Chief Corporate Officer since June 2015. Prior to that, Ms. Osbourn served as Vice President, Assistant Treasurer and Controller for National Western Life Insurance Company from 2002 to 2008.

Citizens does not have a material employment agreement with Ms. Osbourn. Citizens does not utilize incentive based compensation, nor offer bonuses or stock options. Citizens’ compensation consists entirely of salary and a qualified profit-sharing plan, which is provisioned to all qualified employees - not just executive officers. Citizens’ Compensation Committee establishes a salary for each senior executive based on long-term corporate objectives, competitive industry practices and each executive officer's contributions to Citizens.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 7, 2016, Citizens’ Board of Directors adopted its Second Amended and Restated Bylaws (as amended and restated, the “Bylaws”). The amendments implement certain corporate governance best practices and update and clarify other provisions in accordance with the Articles of Incorporation and Colorado law. Among other things, the amendments:

•
Provide flexibility on the date that annual meetings can be held, clarify procedures for calling special meetings, permit notice of meetings by electronic transmission, increase the quorum requirement from one-third to a majority of votes entitled to be cast on a matter by a voting group, and provide advance notice procedures for shareholder submission of director nominees and other proposals;

•
Reduce the maximum number of directors from 27 to 15, update descriptions of the Chairman and Vice Chairman roles, modify procedures for filling vacancies and clarify the voting requirements for election of directors and the authority of board committees to exercise the powers of the Board; and

•
Allow for a non-executive Chairman and a separate Chief Executive Officer and generally align the organizational structure and authority of Citizens’ officers with current corporate governance best practices and applicable laws.

The foregoing summary description of amendments to the Bylaws is not complete and is qualified in its entirety by the complete copy of the Second Amended and Restated Bylaws that have been filed as Exhibit 3.2 attached hereto and are incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2016, Citizens held its annual meeting of shareholders. At the meeting, Citizens Class A shareholders elected all of the Class A director nominees presented in Citizens proxy statement, and Citizens controlling Class B shareholder, Harold E. Riley, as Trustee of the Harold E. Riley Trust, elected all of the Class B director nominees. There were no other persons nominated to serve on Citizens Board. Citizens’ shareholders also approved the compensation of its Named Executive Officers. Further, its shareholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2016. The number of votes cast for, against or withheld, as well as the number of abstentions, non-votes and uncast ballots as to each matter voted upon can be found in the 2016 Annual Meeting Final Certified Vote Tabulation which is filed as Exhibit 99.2 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

3.2	Second Amended and Restated Citizens, Inc. Bylaws dated June 7, 2016
99.1	News Release issued by Citizens, Inc. on June 8, 2016
99.2	2016 Annual Meeting Final Certified Vote Tabulation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

	By:	/s/ Kay E. Osbourn
Kay E. Osbourn Interim CEO and President
Date: June 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.2	Second Amended and Restated Citizens, Inc. Bylaws dated June 7, 2016
99.1	News Release issued by Citizens, Inc. on June 8, 2016
99.2	2016 Annual Meeting Final Certified Vote Tabulation

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